UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4252	95-2081809
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD	21030
(Address of principal executive offices)	(Zip Code)

(410) 628-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

Subsequent to the distribution of the proxy statement for the 2006 Annual Meeting of Shareholders of United Industrial Corporation (the “Company”), the Company received feedback from Institutional Shareholder Services regarding the Company’s 2006 Long Term Incentive Plan (the “2006 LTIP”). As a result, effective May 9, 2006, the Compensation and Stock Option Committee of the Company’s Board of Directors approved a modification of the Plan to delete Sections 3.2(j) and 6.3(h) in the 2006 LTIP, which stated that the Committee had the authority to offer to buy out an award previously granted, based upon such terms as the Committee established and communicated to the participant at the time such offer was made.

If the 2006 LTIP is approved by the Shareholders of the Company at the 2006 Annual Meeting of Shareholders, a copy of the modified plan will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

By:	/s/ James H. Perry
James H. Perry
Chief Financial
Officer, Vice President and Treasurer

Date:  May 10, 2006